SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                        February 28, 2003 (February 28, 2003)
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                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



        OKLAHOMA                       1-13726                   73-1395733
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(State or other jurisdiction      (Commission File No.)        (IRS Employer
     of incorporation)                                       Identification No.)


 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA              73118
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     (Address of principal executive offices)                   (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued the following press release on February 28, 2003:

                 CHESAPEAKE ENERGY CORPORATION ANNOUNCES PRICING
                    OF A PRIVATE OFFERING OF 6.00% CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 28, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has priced a private offering of 4.0 million shares of cumulative convertible preferred stock at its liquidation preference of $50 per share.

Chesapeake expects the issuance and delivery of the shares to occur on March 5, 2003. Chesapeake also has granted the initial purchasers a 30-day option to purchase up to 600,000 additional shares of preferred stock.

Each share of preferred stock will be subject to an annual cumulative cash dividend of $3.00 payable quarterly when, as and if declared by the company, on the fifteenth day of each March, June, September, and December to holders of record as of the first day of the payment month, commencing on June 15, 2003. The preferred stock will not be redeemable.

Each preferred share will be convertible at any time at the option of the holder into 4.8605 shares of Chesapeake common stock, which is based on an initial conversion price of $10.29 per common share. The conversion price is subject to customary adjustments in certain circumstances. The preferred shares will be subject to mandatory conversion after March 20, 2006 into Chesapeake common stock, at the option of the Company, if the closing price of Chesapeake's common stock exceeds 130% of the conversion price for 20 trading days during any consecutive 30 trading day period.

The preferred stock being sold by Chesapeake and the underlying common stock issuable on its conversion will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The preferred stock will be eligible for trading under Rule 144A. Purchasers of the preferred stock are being granted rights to register resales of the preferred stock and underlying common stock under the Securities Act. The net proceeds from this offering will be used to finance, in part, the pending acquisitions of Mid-Continent natural gas properties from the El Paso Corporation and Vintage Petroleum, Inc., which are scheduled to close in March 2003, and to repay amounts outstanding under our revolving bank credit facility. In the event the El Paso and Vintage acquisitions are not consummated, proceeds will be used for general corporate purposes, including other possible future acquisitions.


CHESAPEAKE ENERGY CORPORATION IS ONE OF THE TEN LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT REGION OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                CHESAPEAKE ENERGY CORPORATION


                                                BY: /S/ AUBREY K. MCCLENDON
                                                    ---------------------------
                                                    AUBREY K. MCCLENDON
                                                    Chairman of the Board and
                                                    Chief Executive Officer

Dated:        February 28, 2003

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